                                                                      EXHIBIT 99

News Release                                                     [WILLIAMS LOGO]

NYSE: WMB; WCG
================================================================================

Date:    Oct. 26, 2000

Contact: Jim Gipson                 Rick Rodekohr                Richard George
         Media                      Investor relations           Investor relations
         (918) 573-2111             (918) 573-2087               (918) 573-3679
         jim.gipson@williams.com    rick.rodekohr@williams.com   richard.george@williams.com


   ROBUST ENERGY PERFORMANCE DRIVES WILLIAMS' 3Q RESULTS OF 27 CENTS PER SHARE

     TULSA, Okla. - Williams (NYSE: WMB) today reported unaudited net income of $121.1 million, or 27 cents per share on a diluted basis, for the third quarter that ended Sept. 30, compared with $28.1 million, or 6 cents per share, for the same period last year.

     "This excellent performance represents the fourth successive quarter of year-over-year earnings improvement reflecting growth within our energy businesses," said Keith E. Bailey, chairman, president and chief executive officer of Williams. "The earnings growth is being driven largely by our electric power marketing and trading business, the benefit of higher energy commodity prices and greater productive capacity fueled by the continuing investment in the growth of our company.

     "We also are very excited that our communications business is nearing completion of its award-winning, next-generation broadband network," he said. "As we reported yesterday, network revenues increased significantly due to record usage of fiber-optic capacity as more business is groomed onto our network and a growing array of customers select Williams as their carrier of choice."

     For the first nine months of 2000, Williams reported unaudited net income of $572.6 million, or $1.28 per share on a diluted basis, compared with net income of $99.1 million, or 22 cents per share, for the same period a year ago.

     "While all projections can miss their mark due to any number of factors, we remain confident that 2000 will end up being a banner year due to our increased productive capacity, solid operating performance and generally favorable market conditions," Bailey said. "We expect our energy businesses during this quarter to continue to produce year-over-year improvement in recurring results."

     Bailey will lead a conference call to discuss financial and operating performance at 10 a.m. EDT today. To participate in the United States, begin dialing into the call at 9:50 a.m. EDT to (800) 491-3423. International participants should call the U.S. number (303) 267-1000. A live audio broadcast of the call will be available at www.williams.com. Audio replay of the call will be available through Nov. 2 at
(800) 625-5288 or (303) 804-1855 (international), by following the automated prompts and using the code 800891.

     Following is a third-quarter 2000 summary of Williams' major business groups:

     GAS PIPELINE, one of the nation's largest transporters of natural gas through systems that span the United States, reported third-quarter segment profit of $153.4 million, compared with profit of $142.7 million during the same period of 1999, or an increase of 7 percent.

     Segment profit improved primarily due to the earnings contribution from joint-venture investments made since the third quarter of 1999 and higher transportation and storage revenues.

     For the first nine months of 2000, Williams' gas pipeline business reported segment profit of $565.9 million, compared with profit of $504.9 million during the same period of 1999.

     ENERGY SERVICES, which provides a full spectrum of traditional and advanced energy products and services, reported third-quarter segment profit of $311.5 million, compared with profit of $155.2 million in the third quarter of 1999.

     The substantial improvement in segment profit is primarily attributable to the $133.2 million increase in energy marketing and trading business. The increase reflects significantly higher electric power marketing and trading earnings, which benefited from higher volatility and greater overall market demand. Also contributing to Energy Services' segment profit were increased natural gas liquids margins and volumes and higher natural gas production prices.

     For the first nine months of 2000, Energy Services reported segment profit of $928.2 million, compared with profit of $386.2 million during the same period last year.

     COMMUNICATIONS, which includes a leading-edge broadband network, single-source communications systems integration and multiple technology applications for businesses, reported a third-quarter segment loss of $119.9 million, compared with a loss of $81.7 million in the same quarter of 1999.

     While network revenues were higher than the second quarter of this year and 86 percent higher than the third quarter of last year, segment loss increased due to ongoing costs of building and staffing Communications' new broadband network company and by lower new system sales revenues in Solutions. Partially offsetting the loss was the net favorable effect from transactions involving technology company investments. Communications' next-generation network is on schedule to be completed this year, with 26,000 of the planned 33,000 route miles already in service.

     For the first nine months of 2000, Communications reported a segment loss of $75.9 million compared with a loss of $209.3 million during the same period of 1999.

ABOUT WILLIAMS (NYSE:WMB)

Williams, through its subsidiaries, connects businesses to energy and communications. The company delivers innovative, reliable products and services through its extensive networks of energy-distributing pipelines and high-speed fiber-optic cables. Williams information is available at www.williams.com.

                                       ###


Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS                                            [WILLIAMS LOGO]
 (UNAUDITED)






                                                                             Three months ended          Nine months ended
                                                                                September 30,              September 30,
                                                                         -------------------------   --------------------------
(Millions, except per-share amounts)                                         2000          1999*         2000          1999*
                                                                         -----------   -----------   -----------    -----------
Revenues                                                                 $   2,881.8   $   2,207.2   $   8,168.6    $   6,144.3
Income before cumulative effect of change in accounting principle        $     121.1   $      28.1   $     594.2    $     104.7
Cumulative effect of change in accounting principle                      $        --   $        --   $     (21.6)   $      (5.6)
Net income                                                               $     121.1   $      28.1   $     572.6    $      99.1
Basic earnings per common share:
   Income before cumulative effect of change in accounting principle     $       .27   $       .06   $      1.34    $       .23
   Cumulative effect of change in accounting principle                   $        --   $        --   $      (.05)   $      (.01)
   Net income                                                            $       .27   $       .06   $      1.29    $       .22
   Average shares (thousands)                                                445,066       436,546       443,914        434,579
Diluted earnings per common share:
   Income before cumulative effect of change in accounting principle     $       .27   $       .06   $      1.33    $       .23
   Cumulative effect of change in accounting principle                   $        --   $        --   $      (.05)   $      (.01)
   Net income                                                            $       .27   $       .06   $      1.28    $       .22
   Average shares (thousands)                                                450,294       442,244       449,010        440,347
Shares outstanding at September 30 (thousands)                                                           443,909        434,674




* Certain amounts have been restated as described in Note 1 of Notes to Consolidated Statement of Income.




                                                              THIRD QUARTER 2000

CONSOLIDATED STATEMENT OF INCOME
 (UNAUDITED)                                                   [WILLIAMS LOGO]




                                                                              Three months ended             Nine months ended
                                                                                September 30,                  September 30,
                                                                           -----------------------        -----------------------
                  (Millions, except per-share amounts)                        2000         1999*             2000         1999*
                                                                           ----------   ----------        ----------    ---------
REVENUES          Gas Pipeline                                             $    437.4   $    409.5        $  1,410.7    $ 1,300.9
                  Energy Services                                             2,555.3      1,657.4           6,982.7      4,166.9
                  Communications                                                544.7        504.6           1,608.6      1,516.7
                  Other                                                          35.7         40.7             102.5         70.7
                  Intercompany eliminations                                    (691.3)      (405.0)         (1,935.9)      (910.9)
                                                                           ----------   ----------        ----------    ---------
                    Total revenues                                            2,881.8      2,207.2           8,168.6      6,144.3
                                                                           ----------   ----------        ----------    ---------
SEGMENT           Costs and operating expenses                                2,193.2      1,666.9           5,952.6      4,501.3
COSTS AND         Selling, general and administrative expenses                  345.0        311.2           1,076.7        939.7
EXPENSES          Other (income) expense - net                                   11.4         (6.2)             25.6         24.4
                                                                           ----------   ----------        ----------    ---------
                    Total segment costs and expenses                          2,549.6      1,971.9           7,054.9      5,465.4
                                                                           ----------   ----------        ----------    ---------
                  General corporate expenses                                     16.0         12.7              56.3         46.2
                                                                           ----------   ----------        ----------    ---------
OPERATING         Gas Pipeline                                                  153.4        142.7             565.9        504.9
INCOME (LOSS)     Energy Services                                               311.5        155.2             928.2        386.2
                  Communications                                               (140.2)       (81.7)           (399.2)      (209.3)
                  Other                                                           7.5         19.1              18.8         (2.9)
                  General corporate expenses                                    (16.0)       (12.7)            (56.3)       (46.2)
                                                                           ----------   ----------        ----------    ---------
                    Total operating income                                      316.2        222.6           1,057.4        632.7
                  Interest accrued                                             (263.4)      (168.6)           (708.1)      (446.5)
                  Interest capitalized                                           66.6         10.6             155.2         37.5
                  Investing income                                               51.7          7.2             432.6         19.5
                  Minority interest in (income) loss and preferred
                    returns of consolidated subsidiaries                         17.9         (2.9)             30.9         (6.9)
                  Other income (expense) - net                                   (5.0)         (.4)               .6          (.2)
                                                                           ----------   ----------        ----------    ---------
                  Income before income taxes and cumulative effect
                    of change in accounting principle                           184.0         68.5             968.6        236.1
                  Provision for income taxes                                     62.9         40.4             374.4        131.4
                                                                           ----------   ----------        ----------    ---------
                  Income before cumulative effect of change in
                    accounting principle                                        121.1         28.1             594.2        104.7
                  Cumulative effect of change in accounting principle              --           --             (21.6)        (5.6)
                                                                           ----------   ----------        ----------    ---------
                  Net income                                                    121.1         28.1             572.6         99.1
                  Preferred stock dividends                                        --           .3                --          2.8
                  Income applicable to common stock                        $    121.1   $     27.8        $    572.6    $    96.3
                                                                           ==========   ==========        ==========    =========
EARNINGS          Basic earnings per common share:
PER SHARE          Income before cumulative effect of change in
                      accounting principle                                 $      .27   $      .06        $     1.34    $     .23
                   Cumulative effect of change in accounting principle             --           --              (.05)        (.01)
                                                                           ----------   ----------        ----------    ---------
                    Net income                                             $      .27   $      .06        $     1.29    $     .22
                                                                           ==========   ==========        ==========    =========
                  Diluted earnings per common share:
                   Income before cumulative effect of change in
                      accounting principle                                 $      .27   $      .06        $     1.33    $     .23
                   Cumulative effect of change in accounting principle             --           --              (.05)        (.01)
                                                                           ----------   ----------        ----------    ---------
                    Net income                                             $      .27   $      .06        $     1.28    $     .22
                                                                           ==========   ==========        ==========    =========


* Certain amounts have been restated as described in Note 1 of Notes to Consolidated Statement of Income.

See accompanying notes.

                                                              THIRD QUARTER 2000

NOTES TO CONSOLIDATED STATEMENT OF INCOME
 (UNAUDITED)                                                   [WILLIAMS LOGO]



1. BASIS OF PRESENTATION



         During first-quarter 2000, management of certain activities related to the marketing of products from the Alaska refinery were transferred from Energy Marketing & Trading to Petroleum Services. Prior year amounts for Petroleum Services and Energy Marketing & Trading have been restated to reflect the transfer of these operations.

         In fourth-quarter 1999, Williams conformed its accounting for all of its inventories of non-trading crude oil and refined products to the average-cost method or market, if lower, the method used for the majority of such inventories. Previously, certain of these inventories were carried on the last-in, first-out cost method. All previously reported results have been restated to reflect the retroactive application of this accounting change. The accounting change increased net income for the three and nine months ended September 30, 1999, by $12.4 million and $16.1 million, respectively. Diluted earnings per share for the three and nine months ended September 30, 1999, increased $.03 and $.04 per share, respectively, as a result of the accounting change.

         Segment profit of operating companies may vary by quarter. Based on current rate structures and/or historical maintenance schedules of certain of its pipelines, Gas Pipeline generally experiences lower segment profits in the second and third quarters as compared with the first and fourth quarters.

         Certain other amounts in the Consolidated Statement of Income for 1999 have been reclassified to conform to the current classifications.

2. SEGMENT REVENUES AND PROFIT (LOSS)

         Segment revenues and profit (loss) for the three and nine months ended September 30, 2000 and 1999, are as follows:


                                             Three months ended September 30,
                                         Revenues              Segment Profit (Loss)
                                 ------------------------    ------------------------
(millions)                          2000          1999*         2000          1999*
                                 ----------    ----------    ----------    ----------
Gas Pipeline                     $    437.4    $    409.5    $    153.4    $    142.7
                                 ----------    ----------    ----------    ----------
Energy Services:
  Energy Marketing
    & Trading                         855.1         446.5         143.5          10.3
  Exploration & Production             90.0          57.2          18.0           8.1
  Midstream Gas & Liquids             345.1         276.7          84.3          68.2
  Petroleum Services                1,265.1         877.0          67.1          71.8
  Merger-related costs and
   non-compete amortization              --            --          (1.4)         (3.2)
                                 ----------    ----------    ----------    ----------
  Total Energy Services             2,555.3       1,657.4         311.5         155.2
                                 ----------    ----------    ----------    ----------
Communications:
  Network                             180.7          97.2         (81.1)        (55.5)
  Broadband Media                      38.9          39.6         (10.1)        (10.5)
  Solutions                           329.1         365.2         (23.6)        (11.2)
  Strategic Investments                (4.0)          2.6          (5.1)         (4.5)
                                 ----------    ----------    ----------    ----------
  Total Communications                544.7         504.6        (119.9)        (81.7)
                                 ----------    ----------    ----------    ----------
Other                                  35.7          40.7           7.5          19.1
Intercompany eliminations            (691.3)       (405.0)           --            --
                                 ----------    ----------    ----------    ----------
Total Segments                   $  2,881.8    $  2,207.2    $    352.5    $    235.3
                                 ==========    ==========    ==========    ==========

* Certain amounts have been restated or reclassified as described in Notes 1 and 2.

                                              Nine months ended September 30,
                                          Revenues             Segment Profit (Loss)
                                 ------------------------    ------------------------
(millions)                          2000          1999*         2000           1999*
                                 ----------    ----------    ----------    ----------
Gas Pipeline                     $  1,410.7    $  1,300.9    $    565.9    $    504.9
                                 ----------    ----------    ----------    ----------
Energy Services:
  Energy Marketing
    & Trading                       2,427.9       1,178.2         486.5          65.5
  Exploration & Production            217.5         127.7          39.4          19.8
  Midstream Gas & Liquids             996.3         731.7         240.7         168.4
  Petroleum Services                3,341.0       2,129.3         167.2         142.5
  Merger-related costs and
   non-compete amortization              --            --          (5.6)        (10.0)
                                 ----------    ----------    ----------    ----------
  Total Energy Services             6,982.7       4,166.9         928.2         386.2
                                 ----------    ----------    ----------    ----------
Communications:
  Network                             457.6         314.0          21.6        (103.7)
  Broadband Media                     118.0         119.9         (24.7)        (20.4)
  Solutions                         1,041.6       1,065.1         (80.4)        (28.9)
  Strategic Investments                (8.6)         17.7           7.6         (56.3)
                                 ----------    ----------    ----------    ----------
  Total Communications              1,608.6       1,516.7         (75.9)       (209.3)
                                 ----------    ----------    ----------    ----------
Other                                 102.5          70.7          18.8          (2.9)
Intercompany eliminations          (1,935.9)       (910.9)           --            --
                                 ----------    ----------    ----------    ----------
Total Segments                   $  8,168.6    $  6,144.3    $  1,437.0    $    678.9
                                 ==========    ==========    ==========    ==========

* Certain amounts have been restated or reclassified as described in Notes 1 and 2.


                                                              THIRD QUARTER 2000

 (UNAUDITED)

                                                                [WILLIAMS LOGO]



2. SEGMENT REVENUES AND PROFIT (LOSS) (continued)


         Prior year amounts of Communications' operating segments have been restated to reflect first-quarter 2000 segment realignment.

         As a result of the assumption of investment management activities within the operating segments, the definition of segment profit (loss) was modified during first-quarter 2000 to include income (loss) from investments resulting from the management of investments in equity instruments. This income
(loss) from investments is reported in investing income in the Consolidated Statement of Income. The prior year segment information has been restated to conform to the current year presentation. The primary components of income from investments included in segment profit (loss) are the net gains from certain marketable equity securities (in Network) and the gain on the sale of investments in ATL-Algar Telecom Leste, S.A. (in Strategic Investments) (see
Note 4).

         Based on Federal Energy Regulatory Commission and judicial rulings received in 2000 regarding regulatory proceedings, two of the gas pipelines made reductions to certain rate refund liabilities and related interest accruals totaling approximately $75 million, of which $63.8 million is included in Gas Pipeline's segment revenues and segment profit for the nine months ended September 30, 2000. The balance of $11.2 million is included as a reduction of interest accrued for the nine months ended September 30, 2000.

         Based on second-quarter 1999 regulatory proceedings involving rate-of-return methodology, three of the gas pipelines made reductions to certain rate refund liabilities and related interest accruals totaling approximately $51 million, of which $38.2 million is included in Gas Pipeline's segment revenues and segment profit for the nine months ended September 30, 1999. The balance is included primarily as a reduction of interest accrued for the nine months ended September 30, 1999.

         The following table reflects the reconciliation of operating income
(loss) as reported in the Consolidated Statement of Income to segment profit
(loss).


                           Three months ended September 30, 2000           Three months ended September 30, 1999
                          Operating        Income                         Operating        Income
                           Income           from           Segment         Income           from           Segment
(millions)                 (Loss)        Investments    Profit (Loss)      (Loss)        Investments    Profit (Loss)
                         ----------      -----------    -------------    ----------      ----------     -------------
Gas Pipeline             $    153.4      $       --      $    153.4      $    142.7      $       --     $    142.7
Energy Services               311.5              --           311.5           155.2              --          155.2
Communications               (140.2)           20.3          (119.9)          (81.7)             --          (81.7)
Other                           7.5              --             7.5            19.1              --           19.1
                         ----------      ----------      ----------      ----------      ----------     ----------
Total segments                332.2      $     20.3      $    352.5           235.3      $       --     $    235.3
                         ----------      ----------      ----------      ----------      ----------     ----------
General corporate
  expenses                    (16.0)                                          (12.7)
                         ----------                                      ----------
Total operating
  income                 $    316.2                                      $    222.6
                         ==========                                      ==========



                             Nine months ended September 30, 2000            Nine months ended September 30, 1999
                          Operating        Income                         Operating        Income
                           Income           from           Segment         Income           from           Segment
(millions)                 (Loss)        Investments    Profit (Loss)      (Loss)        Investments    Profit (Loss)
                         ----------      -----------    -------------    ----------      -----------    -------------
Gas Pipeline             $    565.9      $       --      $    565.9      $    504.9      $       --     $    504.9
Energy Services               928.2              --           928.2           386.2              --          386.2
Communications               (399.2)          323.3           (75.9)         (209.3)             --         (209.3)
Other                          18.8              --            18.8            (2.9)             --           (2.9)
                         ----------      ----------      ----------      ----------      ----------     ----------
Total segments              1,113.7      $    323.3      $  1,437.0           678.9      $       --     $    678.9
                         ----------      ----------      ----------      ----------      ----------     ----------
General corporate
  expenses                    (56.3)                                          (46.2)
                         ----------                                      ----------
Total operating
  income                 $  1,057.4                                      $    632.7
                         ==========                                      ==========


3. ASSET IMPAIRMENT

         Included in other (income) expense-net within segment costs and expenses and Strategic Investments' segment loss for the nine months ended September 30, 1999, are pre-tax charges totaling $26.7 million relating to management's second-quarter 1999 decision and commitment to sell certain audio and video conferencing and closed-circuit video broadcasting businesses. The $26.7 million charge consists of a $22.8 million impairment of the assets to fair value based on the expected net proceeds of approximately $50 million and $3.9 million in exit costs consisting of contractual obligations related to the sales of these businesses. The sales were completed during fourth-quarter 1999 with an additional $1.7 million impairment charge recorded. These transactions resulted in an income tax provision of approximately $7.9 million, which reflects the impact of goodwill not deductible for tax purposes. Segment losses for the operations related to these assets for the three and nine months ended September 30, 1999, were approximately $.9 million and $10 million, respectively.



                                                             THIRD QUARTER 2000

 (UNAUDITED)

                                                                [WILLIAMS LOGO]



4. INVESTING INCOME


         Williams sold a portion of its investment in certain marketable equity securities for gains of $40.2 million and $108.3 million for the three and nine months ended September 30, 2000, respectively. In third-quarter 2000, Williams recognized a loss of $20 million related to the write-down of certain cost-based and equity-method investments resulting from management's estimate of the permanent decline in the value of these investments.

         In second-quarter 2000, Williams recognized a gain of $214.7 million resulting from the conversion of Williams' shares of Concentric Network Corporation's common stock into shares of XO Communications, Inc.'s common stock pursuant to a merger of those companies completed in June 2000.

         In a series of transactions during first-quarter 2000, Williams sold a portion of its investment in ATL-Algar Telecom Leste S.A. (ATL) for approximately $168 million in cash to SBC Communications, Inc., which became a related party in first-quarter 2000. This investment had a carrying value of $30 million. Williams recognized a gain on the sale of $16.5 million and deferred a gain of approximately $121 million associated with $150 million of the proceeds, which were subsequently advanced to ATL.

         In addition to those items noted above, investing income also includes interest income primarily related to short-term investments and notes receivable.

5. CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements." Among other things, SAB 101 clarifies certain conditions regarding the culmination of an earnings process and customer acceptance requirements in order to recognize revenue. Prior to January 1, 2000, Solutions' revenue recognition policy had been to recognize revenues on new systems sales and upgrades under the percentage-of-completion method. A portion of the revenues on the contracts was initially recognized upon delivery of equipment with the remaining revenues under the contract being recognized over the installation period based on the relationship of incurred labor to total estimated labor. In light of the new guidance issued in SAB 101, effective January 1, 2000, Solutions changed its method of accounting for new systems sales and upgrades from the percentage-of-completion method to the completed-contract method. The provisions of SAB 101 permit Solutions to treat this change in accounting principle as a cumulative effect adjustment consistent with rules issued under Accounting Principles Board Opinion No. 20. The cumulative effect of the accounting change resulted in a charge to first-quarter 2000 of $21.6 million (net of income tax benefits of $14.9 million and minority interest of $21 million). Solutions recognized $7.3 million and $208.7 million of revenue for the three and nine months ended September 30, 2000, respectively, for contracts completed in 2000 which were previously reported under the percentage-of-completion method.

         Effective January 1, 1999, Williams adopted Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities." The SOP requires that all start-up costs be expensed as incurred, and the expense related to the initial application of this SOP of $5.6 million (net of a $3.6 million benefit for income taxes) is reported as the cumulative effect of change in accounting principle in first-quarter 1999.


                                                             THIRD QUARTER 2000

OPERATING STATISTICS
 (UNAUDITED)


                                                               [WILLIAMS LOGO]

                                                                                      Three months ended    Nine months ended
                                                                                        September 30,         September 30,
                                                                                      ------------------    -----------------
                                                                                       2000       1999       2000       1999
                                                                                      ------     ------     ------     ------
                    GAS PIPELINE:
                      CENTRAL
                         Throughput (TBtu)                                             69.9       69.9      230.3      239.8
                         Average daily transportation volumes (TBtu)                     .8         .8         .8         .9
                         Average daily firm reserved capacity (TBtu)                    2.1        2.2        2.2        2.2

                      KERN RIVER GAS TRANSMISSION
                         Throughput (TBtu)                                             75.7       73.3      229.1      225.1
                         Average daily transportation volumes (TBtu)                     .8         .8         .8         .8
                         Average daily firm reserved capacity (TBtu)                     .8         .7         .7         .7

                      NORTHWEST PIPELINE
                         Throughput (TBtu)                                            165.0      145.4      536.0      511.3
                         Average daily transportation volumes (TBtu)                    1.8        1.6        1.9        1.9
                         Average daily firm reserved capacity (TBtu)                    2.0        2.5        2.4        2.5

                      TEXAS GAS TRANSMISSION
                         Throughput (TBtu)                                            154.2      156.8      531.8      558.0
                         Average daily transportation volumes (TBtu)                    1.7        1.7        1.9        2.0
                         Average daily firm reserved capacity (TBtu)                    1.6        1.7        2.1        2.1

                      TRANSCONTINENTAL GAS PIPE LINE
                         Throughput (TBtu)                                            401.7      387.2    1,306.8    1,223.0
                         Average daily transportation volumes (TBtu)                    4.4        4.2        4.8        4.5
                         Average daily firm reserved capacity (TBtu)                    6.3        6.6        6.3        6.3

                    ENERGY SERVICES:
                      ENERGY MARKETING & TRADING
                         Physical Trading
                           Natural gas (Bcf/d)                                          3.0        3.7        3.4        3.4
                           Power (GWh)                                               38,191     31,379     87,771     59,983

                      EXPLORATION & PRODUCTION
                         Natural gas production (TBtu)                                 16.1       13.4       48.4       40.1

                      MIDSTREAM GAS & LIQUIDS
                         Field Services
                           Gathering volumes (TBtu)                                   529.0      514.1    1,569.2    1,584.7
                           Processing volumes (TBtu)                                  135.8      136.1      419.8      404.1
                           Natural gas liquids sales (million gallons)                309.7      252.2      871.9      590.8
                         Natural Gas Liquids Pipeline
                           Barrel miles - total system (billions)                      37.5       35.3      109.0      100.9
                           Mid-America Pipeline deliveries (million barrels)           69.8       62.9      208.0      199.4
                           Seminole Pipeline deliveries (million barrels)              23.1       24.3       73.8       69.4
                           Rocky Mountain Extension deliveries (million barrels)       11.5        9.3       33.3       24.5

                      PETROLEUM SERVICES
                         Petroleum Products Pipeline
                           Shipments (million barrels)                                 61.6       58.4      170.0      163.3
                           Barrel miles (billions)                                     17.8       18.7       49.7
                                                                                                                        49.3
                         Ethanol sales (million gallons)                               58.0       51.8      166.2      140.9
                         Refining (crude runs)
                           Memphis (MBPD)                                             162.2      140.0      153.8      134.6
                           North Pole (MBPD)                                          204.6      185.5      193.8      179.9
                         Retail locations
                           Average monthly gasoline and diesel
                             sales per store (thousand gallons)                       234.2      188.5      236.8      187.5
                           Average number of stores                                     273        261        273        259



                                                              THIRD QUARTER 2000

 (UNAUDITED)


                                                                 [WILLIAM LOGO]

                                                            At September 30,
                                                           -----------------
                                                            2000       1999
                                                           ------     ------
COMMUNICATIONS:
  NETWORK
     Planned route miles:
       Single fiber network route miles                     9,700
       Other route miles wholly owned                      12,800
       Route miles under the asset defeasance program       3,200
       Route miles jointly owned                            1,500
       Route miles through dark fiber rights                6,800
                                                           ------     ------
       Total planned route miles                           34,000*
                                                           ------     ------
     Planned retained fiber miles                         530,000
     Route miles in operation                              25,916     19,607
     Route miles lit                                       26,834     19,607
     Cable miles in the ground                             30,489     22,556
                                                           ------     ------


* Planned route miles are anticipated to total approximately 33,000 route miles by the end of 2000, with the remaining route miles to be completed by the end of first-quarter 2001.




                                                              THIRD QUARTER 2000